Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street

Charlotte, North Carolina 28255
Date of Event Requiring	May 30, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or	Pioneer Municipal High Income Fund, Inc. [MHI]
Trading Symbol:

Relationship of Reporting	10% Owner
Person(s) to Issuer:

If Amendment, Date Original	Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

By:/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory